As filed with the Securities and Exchange Commission on October 14, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Delaware	Constellation Brands, Inc. and its subsidiary guarantors:	16-0716709

New York	ALCOFI INC.	13-4103237
Maryland	Constellation Beers Ltd.	36-2855879
Delaware	Constellation Brands Beach Holdings, Inc.	45-5570786
Delaware	Constellation Brands SMO, LLC	13-4033806
New York	Constellation Brands U.S. Operations, Inc.	16-1462887
New York	Constellation Leasing, LLC	56-2596168
Delaware	Constellation Marketing Services, Inc.	37-1749064
Delaware	Constellation Services LLC	26-4390211
New York	Constellation Trading Company, Inc.	77-0644374
Delaware	Crown Imports LLC	20-5300132
Delaware	Franciscan Vineyards, Inc.	94-2602962
California	Robert Mondavi Investments	68-0248575
Washington	The Hogue Cellars, Ltd.	91-1204814
(State or other jurisdiction of incorporation or organization)	(Exact name of registrant as specified in its charter)	(I.R.S. Employer Identification No.)

207 High Point Drive

Building 100

Victor, New York 14564

(585) 678-7100

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Thomas J. Mullin, Esq.

Executive Vice President and General Counsel

Constellation Brands, Inc.

207 High Point Drive

Building 100

Victor, New York 14564

585-678-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Bernard S. Kramer, Esq.

David A. Cifrino, Esq.

McDermott Will & Emery LLP

227 West Monroe Street

Chicago, Illinois 60606-5096

Approximate date of commencement of proposed sale of securities to the public: From time to time after the effective date of this registration statement as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to registered additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum offering price/ Amount of registration fee
Debt Securities;	(3)
Guarantees of Debt Securities(1);
Preferred Stock, par value $.01 per share;
Depositary Shares representing Preferred Stock;
Class A Common Stock, par value $.01 per share;
Warrants(2);
Stock Purchase Contracts; and
Stock Purchase Units

(1)	No separate consideration will be received for the guarantees of the debt securities.
(2)	Includes warrants to purchase debt securities, preferred stock, depositary shares and Class A common stock.
(3)	An indeterminate aggregate initial offering price and amount or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of registration fees.

P R O S P E C T U S

Constellation Brands, Inc.

Debt Securities, Preferred Stock, Depositary Shares

Representing Preferred Stock, Class A Common Stock,

Warrants, Stock Purchase Contracts and Stock Purchase Units

We may sell from time to time:

•	our debt securities;

•	shares of our preferred stock, which may be represented by depositary shares;

•	shares of our Class A common stock;

•	warrants;

•	stock purchase contracts;

•	stock purchase units; or

•	any combination of the foregoing.

The debt securities may be guaranteed by our subsidiaries identified in this prospectus.

We will provide specific terms of the securities which we may offer in supplements to this prospectus or a term sheet. You should read this prospectus and any prospectus supplement or term sheet carefully before you invest. Securities may be sold for U.S. dollars, foreign currency or currency units.

Our Class A common stock is listed on the New York Stock Exchange under the symbol STZ.

Investing in our securities involves certain risks. See “Risk Factors” on page 1 of this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 14, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus or a term sheet that will contain specific information about the terms of that offering. The prospectus supplement or term sheet may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or term sheet together with the additional information described under the heading “Where You Can Find More Information,” below.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy reports, statements or other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at “http://www.sec.gov.”

As noted above, we have filed with the SEC a registration statement on Form S-3 to register the securities. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information set forth in the registration statement. For further information you may refer to the registration

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statement and to the exhibits and schedules filed as part of the registration statement. You can review and copy the registration statement and its exhibits and schedules at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, is also available on the SEC’s website.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to certain of those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until we sell all of the securities:

•	Our Annual Report on Form 10-K for the fiscal year ended February 28, 2014 filed on April 29, 2014;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended May 31, 2014 filed on July 10, 2014 and August 31, 2014 filed on October 9, 2014;

•	Our Current Reports on Form 8-K filed on April 10, 2014; May 1, 2014; July 25, 2014 (excluding Item 7.01 and Exhibit 99.1 thereof); and August 25, 2014;

•

The description of our class A common stock, par value $.01 per share, and class B common stock, par value $.01 per share, contained in Item 1 of our registration statement on Form 8-A filed on October 4, 1999;

•

Financial Statements of Crown Imports LLC as of and for the three years ended December 31, 2012 filed as Exhibit 99.2 to the Annual Report on Form 10-K for the fiscal year ended February 28, 2013 filed on April 29, 2013;

•

Unaudited Financial Statements of Crown Imports LLC as of March 31, 2013 and for the three months ended March 31, 2013 and 2012 filed as Exhibit 99.4 to the Current Report on Form 8-K filed on June 11, 2013; and

•

Audited Carve-Out Combined Financial Statements of the Piedras Negras Brewery Business as of December 31, 2012 and 2011 and as of January 1, 2011 and for the years ended December 31, 2012 and 2011, filed as Exhibit 99.1 to the Current Report on Form 8-K filed on April 30, 2013.

You may request a copy of these filings, except exhibits to such documents unless those exhibits are specifically incorporated by reference into this prospectus, at no cost, by writing or telephoning us at: Constellation Brands, Inc., Attention: David S. Sorce, Secretary, 207 High Point Drive, Building 100, Victor, New York 14564; telephone number 585-678-7100.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or term sheet. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any prospectus supplement or term sheet is accurate as of any date other than the date on the front of those documents.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement or term sheet, and the documents we have incorporated by reference into this prospectus may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those set forth in, or implied by, our forward-looking statements. All statements other than statements of historical facts included in this prospectus and elsewhere regarding our business strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans and objectives

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of management, as well as information concerning expected actions of third parties, are forward-looking statements. These forward-looking statements are identifiable by our use of such words as “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date on which we make them. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause our actual results to differ materially from our expectations, or “cautionary statements,” are disclosed in this prospectus, any prospectus supplement or term sheet and the documents incorporated by reference, including the “Risk Factors” section included in our filings with the SEC. The cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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CONSTELLATION BRANDS, INC.

We are a leading international beverage alcohol company with many of our products recognized as leaders in their respective categories and geographic markets. Since our founding in 1945 as a producer and marketer of wine products, we have grown through a combination of internal growth and acquisitions. Our internal growth has been driven by leveraging our existing portfolio of leading brands, developing new products, new packaging and line extensions, and focusing on the faster growing sectors of the beverage alcohol industry. We conduct our business through entities we wholly own as well as a variety of joint ventures with various other entities, both within and outside the U.S.

THE GUARANTORS

The guarantors of the debt securities may include the following companies, each of which is a direct or indirect subsidiary of Constellation Brands, Inc.: ALCOFI INC.; Constellation Beers Ltd.; Constellation Brands Beach Holdings, Inc.; Constellation Brands SMO, LLC; Constellation Brands U.S. Operations, Inc.; Constellation Leasing, LLC; Constellation Marketing Services, Inc.; Constellation Services LLC; Constellation Trading Company, Inc.; Crown Imports LLC; Franciscan Vineyards, Inc.; Robert Mondavi Investments; and The Hogue Cellars, Ltd. If so provided in a prospectus supplement or term sheet, each of the guarantors will guarantee on a joint and several basis our obligations under the debt securities, subject to certain limitations.

RISK FACTORS

Investing in our securities involves certain risks. You are urged to read and consider risk factors relating to an investment in our securities as described from time to time in our Annual Reports on Form 10-K, as may be updated from time to time in our Quarterly Reports on Form 10-Q filed with the SEC, each as incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

USE OF PROCEEDS

Except as we may otherwise set forth in a prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including, but not limited to, repayment or refinancing of indebtedness, working capital, capital expenditures and acquisitions. Pending the application of the proceeds, we will invest the proceeds in certificates of deposit, U.S. government securities or other interest bearing securities.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock since our initial public offering in 1973. We currently intend to retain all of our earnings to finance the development and expansion of our business, but may in the future consider paying cash dividends on our common stock. In addition, the terms of our senior credit facility may restrict the payment of cash dividends on our common stock under certain circumstances. Any indentures for debt securities issued in the future, the terms of any preferred stock issued in the future and any credit agreements entered into in the future may also restrict or prohibit the payment of cash dividends on our common stock.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated. For the purpose of calculating the ratio of earnings to fixed charges, “earnings” represent income before income taxes (adjusted, as appropriate, for equity in earnings of equity method investees) plus fixed charges less interest capitalized. “Fixed charges” consist of interest expensed and capitalized, amortization of debt issuance costs, amortization of discount on debt, and the portion of rental expense which management believes is representative of the interest component of lease expense.

	For the Six Months Ended		For the Fiscal Years Ended
	August 31, 2014	August 31, 2013	February 28, 2014	February 28, 2013	February 29, 2012	February 28, 2011	February 28, 2010
Ratio of Earnings to Fixed Charges	4.3x	12.0x	7.5x	3.2x	3.8x	3.6x	1.9x

UNAUDITED CONDENSED COMBINED CONSOLIDATED PRO FORMA

STATEMENT OF INCOME

On June 7, 2013, Constellation Brands, Inc. (“Constellation” or the “Company”) acquired through wholly-owned subsidiaries (i) the remaining 50% equity interest in Crown Imports LLC (“Crown”) (the “Crown Acquisition”) and (ii)(a) all of the issued and outstanding equity interests of Compañía Cervecera de Coahuila, S. de R.L. de C.V. (the “Brewery Company”), which owns and operates a brewery located in Nava, Coahuila, Mexico (the “Brewery”), (ii)(b) all of the issued and outstanding equity interests of Servicios Modelo de Coahuila, S. de R.L. de C.V., which provides personnel and services for the operation and maintenance of the Brewery (the “Service Company”), and (ii)(c) an irrevocable, fully-paid license to produce in Mexico (or worldwide under certain circumstances) and exclusively import, market and sell Grupo Modelo, S.A.B. de C.V.’s (“Grupo Modelo”) Mexican beer portfolio sold by Crown in the U.S. and Guam as of the date of acquisition, and certain extensions through a sub-license agreement (all collectively referred to as the “Brewery Acquisition”). The business of the Brewery Company and the Service Company acquired by the Company is referred to as the “Brewery Business.” The Crown Acquisition and the Brewery Acquisition are collectively referred to as the “Beer Business Acquisition.”

The following unaudited condensed combined consolidated pro forma statement of income for the twelve months ended February 28, 2014 gives effect to the Beer Business Acquisition as if it had occurred on March 1, 2013. The unaudited condensed combined consolidated pro forma statement of income shown below reflects historical financial information and has been prepared on the basis that the Beer Business Acquisition has been accounted for using the acquisition method of accounting under Accounting Standards Codification Topic 805: Business Combinations. Accordingly, the assets acquired and liabilities assumed were measured at their respective fair values with the excess reflected as goodwill.

The unaudited condensed combined consolidated pro forma statement of income should be read in conjunction with the notes to the unaudited condensed combined consolidated pro forma statement of income. The unaudited condensed combined consolidated pro forma statement of income and the notes to the unaudited condensed combined consolidated pro forma statement of income were derived from:

•

Constellation’s historical audited consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2014 and incorporated by reference in this prospectus,

•	The unaudited accounting records of Constellation for the period from March 1, 2014 to June 6, 2014,

•

The historical unaudited financial statements of Crown as of March 31, 2013 and for the three months ended March 31, 2013 and 2012 filed as an exhibit to our Current Report on Form 8-K filed on June 11, 2013, which are incorporated by reference in this prospectus,

•	The unaudited accounting records of Crown for the period from June 1, 2013 to June 6, 2013, and

•	The unaudited accounting records of the Brewery Business for the three months ended March 31, 2013.

The aggregate purchase price of the Beer Business Acquisition and the estimated fair value of the Company’s preexisting 50% equity interest in Crown have been allocated to the assets acquired and the liabilities assumed based upon the estimated fair values of each as of the acquisition date. Accordingly, the purchase price adjustments included in the unaudited condensed combined consolidated pro forma statement of income are based on a number of assumptions as more fully described in the notes to the unaudited condensed combined consolidated pro forma statement of income.

Historical financial information of the Company, Crown and the Brewery Business has been adjusted in the unaudited condensed combined consolidated pro forma statement of income to give effect to pro forma events that are:

•	directly attributable to the Beer Business Acquisition,

•	factually supportable, and

•	expected to have a continuing impact on the combined results.

The unaudited condensed combined consolidated pro forma statement of income does not reflect any revenue enhancements, cost savings from operating efficiencies, synergies or other restructurings, or the costs and related liabilities that would be incurred to achieve such revenue enhancements, cost savings from operating efficiencies, synergies or other restructurings, which could result from the Beer Business Acquisition. The unaudited condensed combined consolidated pro forma statement of income also has been adjusted to exclude the gain on the remeasurement to fair value of the Company’s preexisting 50% equity interest in Crown and the acquisition-related costs as both are nonrecurring amounts directly attributable to the transaction.

The pro forma adjustments are based upon available information and assumptions that management of the Company believes reasonably reflect the Beer Business Acquisition. The unaudited condensed combined consolidated pro forma statement of income is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations of the Company would have been had the Beer Business Acquisition occurred on the date assumed, nor is it necessarily indicative of future consolidated results of operations of the Company.

Unaudited Condensed Combined Consolidated Pro Forma Statement of Income

For the Twelve Months Ended February 28, 2014

(in millions, except per share amounts)

	Historical							Condensed Combined Consolidated Pro Forma Year Ended February 28, 2014
	Company	Crown	Brewery Business
	Year Ended February 28, 2014	Three Months Ended March 31, 2013 plus Six Days Ended June 6, 2013	Three Months Ended March 31, 2013 (Note 3)	Elimination Adjustments (Note 4)		Pro Forma Adjustments (Note 5)
Sales	$5,411.0	$666.1	$192.8	$(192.8	)(a), (b)	$—		$6,077.1
Other income	—	—	25.5	(23.8	)(c)	—		1.7
Less—excise taxes	(543.3)	(50.4)	—	—		—		(593.7)

Net sales	4,867.7	615.7	218.3	(216.6)		—		5,485.1
Cost of product sold	(2,876.0)	(429.3)	(146.6)	216.6	(a), (b), (c)	17.0	(a), (b)	(3,218.3)

Gross profit	1,991.7	186.4	71.7	—		17.0		2,266.8
Selling, general and administrative expenses	(895.1)	(57.5)	(12.3)	—	(d)	51.1	(b)	(913.8)
Impairment of goodwill and intangible assets	(300.9)	—	—	—		—		(300.9)
Gain on remeasurement to fair value of equity method investment	1,642.0	—	—	—		(1,642.0	)(b)	—

Operating income	2,437.7	128.9	59.4	—		(1,573.9)		1,052.1
Equity in earnings of equity method investees	87.8	—	—	—		(70.2	)(b)	17.6
Interest expense, net	(323.2)	—	(3.1)	—		(36.5	)(c)	(362.8)

Income before income taxes	2,202.3	128.9	56.3	—		(1,680.6)		706.9
Provision for income taxes	(259.2)	—	(18.2)	—		(31.4	)(d)	(308.8)

Net income	$1,943.1	$128.9	$38.1	$—		$(1,712.0)		$398.1

SHARE DATA:
Earnings per common share:
Basic—Class A Common Stock	$10.45							$2.14
Basic—Class B Convertible Common Stock	$9.50							$1.95

Diluted—Class A Common Stock	$9.83							$2.01
Diluted—Class B Convertible Common Stock	$9.04							$1.85

Weighted average common shares outstanding:
Basic—Class A Common Stock	164.687							164.687
Basic—Class B Convertible Common Stock	23.467							23.467

Diluted—Class A Common Stock	197.570							197.570
Diluted—Class B Convertible Common Stock	23.467							23.467

See accompanying notes to unaudited condensed combined consolidated pro forma statement of income.

NOTES TO UNAUDITED CONDENSED COMBINED CONSOLIDATED PRO FORMA

STATEMENT OF INCOME

1. Basis of pro forma presentation

The unaudited condensed combined consolidated pro forma statement of income for the year ended February 28, 2014 is presented on a basis to reflect the Beer Business Acquisition and related pro forma adjustments as if it had occurred on March 1, 2013. Because of different fiscal period ends, and in order to present results for comparable periods, the unaudited condensed combined consolidated pro forma statement of income for the year ended February 28, 2014 combines (i) the Company’s historical consolidated statement of income for the year ended February 28, 2014; (ii) Crown’s historical statement of income for (a) the three months ended March 31, 2013 and (b) the period from June 1, 2013 through June 6, 2013; and (iii) the Brewery Business’ carve-out combined statement of income for the three months ended March 31, 2013. The unaudited condensed combined consolidated pro forma statement of income for the year ended February 28, 2014 does not give effect to the Brewery Business’ carve-out combined income statement for the period from June 1, 2013 through June 6, 2013 as it is not significant.

The Company’s U.S. GAAP financial information for the year ended February 28, 2014 has been derived without adjustment from the audited financial statements contained in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”) on April 29, 2014. Crown’s U.S. GAAP financial information for the three months ended March 31, 2013 has been derived from the unaudited financial statements filed with the SEC on June 11, 2013 as an exhibit to the Company’s Current Report on Form 8-K and incorporated by reference into this prospectus and adding financial information for the period from June 1, 2013 through June 6, 2013.

The Brewery Business’ unaudited historical carve-out combined statement of income for the three months ended March 31, 2013 has been derived from historical financial information of the Brewery Business and has been prepared under IFRS as issued by the IASB. The unaudited historical carve-out combined statement of income was originally prepared using Mexican pesos as the reporting currency and has been converted into U.S. dollars in the unaudited condensed combined consolidated pro forma statement of income using the methodology and the exchange rate as explained in Note 3 to the unaudited condensed combined consolidated pro forma statement of income. Adjustments for the significant differences between IFRS and U.S. GAAP have been made to convert the Brewery Business’ IFRS carve-out combined statement of income to U.S. GAAP as explained in Note 3 to the unaudited condensed combined consolidated pro forma statement of income.

Adjustments reflected in the unaudited condensed combined consolidated pro forma statement of income include those items that are directly attributable to the transaction, factually supportable, and expected to have a continuing impact on the combined results, as well as to eliminate certain nonrecurring charges or credits that are directly attributable to the transaction.

The aggregate purchase price of the Beer Business Acquisition and the estimated fair value of the Company’s preexisting 50% equity interest in Crown have been allocated to the assets acquired and the liabilities assumed based upon the estimated fair values of each as of the acquisition date. Accordingly, the purchase price adjustments included in the unaudited condensed combined consolidated pro forma statement of income are based on a number of assumptions as set out in Note 5.

The pro forma adjustments are based upon available information and assumptions that management of the Company believes reasonably reflect the Beer Business Acquisition. The unaudited condensed combined consolidated pro forma statement of income is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations of the Company would have been had the Beer Business Acquisition occurred on the date assumed, nor is it necessarily indicative of future consolidated results of operations of the Company.

2. Summary of significant accounting policies

The unaudited condensed combined consolidated pro forma information has been compiled in a manner consistent with the accounting policies adopted by the Company. Adjustments were made for the significant differences between IFRS and U.S. GAAP for the Brewery Business, as set out further in Note 3. Apart from these adjustments, the accounting policies of Crown and the Brewery Business were not deemed to be materially different from those adopted by the Company. Other adjustments arising as part of eliminating transactions are described in Note 4 and acquisition accounting are described in Note 5.

3. Reconciliation of Brewery Business unaudited historical carve-out combined statement of income from IFRS to U.S. GAAP

The unaudited historical carve-out combined statement of income of the Brewery Business was prepared in accordance with IFRS and prepared in Mexican pesos. The unaudited condensed combined consolidated pro forma statement of income includes adjustments for the significant differences between IFRS and U.S. GAAP necessary to convert the statement of income of the Brewery Business from IFRS to U.S. GAAP and to translate the Mexican peso amounts into U.S. dollars. In addition, certain balances were reclassified from the Brewery Business carve-out combined statement of income so that its presentation would be consistent with the Company.

Carve-out combined statement of income

	For the Three Months Ended March 31, 2013
($ in millions of Mexican pesos or U.S. Dollars)	IFRS (MXN)	IFRS to U.S. GAAP Adjustments (MXN)		U.S. GAAP (MXN)	U.S. GAAP (USD)
Sales	$2,436.1	$—		$2,436.1	$192.8
Other income	321.9	—		321.9	25.5

Net sales	2,758.0	—		2,758.0	218.3
Cost of product sold	(1,857.7)	5.1	(a), (b)	(1,852.6)	(146.6)

Gross profit	900.3	5.1		905.4	71.7
Selling, general and administrative expenses	(154.6)	—		(154.6)	(12.3)

Operating income	745.7	5.1		750.8	59.4
Interest expense, net	(38.8)	—		(38.8)	(3.1)

Income before income taxes	706.9	5.1		712.0	56.3
Provision for income taxes	(228.9)	(1.5	)(c)	(230.4)	(18.2)

Net income	$478.0	$3.6		$481.6	$38.1

The Brewery Business’ reporting currency for its historical carve-out combined statement of income is the Mexican peso. The statement of income has been converted from Mexican pesos to U.S. dollars using the historical average exchange rate of 12.64 Mexican pesos per U.S. dollar for the three months ended March 31, 2013. The conversion of Mexican peso amounts into U.S. dollar amounts is included solely for the convenience of readers. Such conversion should not be construed as representation that the Mexican peso amounts could be converted into U.S. dollars at that or any other rate.

U.S. GAAP adjustments

The significant differences between IFRS, as applied by the Brewery Business, and U.S. GAAP are as follows:

(a) Property, plant and equipment

The Brewery Business elected the option under IFRS 1, which permits property, plant and equipment at the time of initial measurement to be stated at their deemed cost (i.e. fair value or the value recognized under

Mexican Financial Reporting Standards (“FRS”) at the date of transition). The Brewery Business elected to record certain property, plant and equipment at deemed cost recognized under Mexican FRS, which includes 36.6 million Mexican pesos in historical restated inflation effects. Under U.S. GAAP, the restated values would not be recorded and would be reversed to equity. An adjustment of 0.5 million Mexican pesos would be made to reverse depreciation expense associated with the restated values.

(b) Intangible assets

Under IFRS, disbursements in developing activities are recognized as intangible assets when the costs can be estimated reliably, the product or process is technically and commercially viable, possible future economic benefits are obtained and the Brewery Business has enough resources to complete the development to use and sell the asset. The costs are amortized based on the straight line method over the estimated useful life of the asset. Development expenses that do not qualify for capitalization are expensed as incurred.

Under U.S. GAAP, generally all research and development costs are expensed as incurred. As such, the Brewery Business’ capitalized development costs of 137.4 million Mexican pesos would not be recorded and would be reversed to equity. An adjustment of 4.6 million Mexican pesos would be made to reverse the associated amortization expense.

(c) Income taxes

Provision for income taxes has been recorded on the U.S. GAAP pro forma adjustments to income at the statutory rate of 30 percent.

4. Elimination adjustments

These adjustments are recorded to eliminate transactions between Crown, the Brewery Business and the Company. Eliminations include sales from the Brewery Business to Crown and other payments between the parties such as royalties, profit sharing and shared services. Refer to the adjustments below for more details:

(a) Sales

Historically the Brewery Business’ only indirect customer has been Crown and as a result those sales should be eliminated from the unaudited condensed combined consolidated pro forma statement of income. Total sales from Grupo Modelo to Crown were $325.4 million for the three months ended March 31, 2013. The amount of sales and cost of product sold that related to the Brewery Business and were eliminated from the unaudited condensed combined consolidated pro forma statement of income for the three months ended March 31, 2013 was $185.8 million.

(b) Profit sharing

Crown has historically entered into a profit sharing methodology for certain Grupo Modelo brands sold in the U.S. Pursuant to this methodology, Crown has agreed to share profit with Grupo Modelo dependent upon reaching certain market pricing above pricing benchmarks. The estimated profit sharing, net of certain expenses, was approximately $12.8 million for the three months ended March 31, 2013. Of the total amount of profit sharing, $7.0 million relates to beer sales from the Brewery Business and as a result this amount has been eliminated from sales and cost of product sold in the unaudited condensed combined consolidated pro forma statement of income.

(c) Royalties

Crown has historically paid to Grupo Modelo royalty fees in exchange for a sub-license agreement, whereby, Grupo Modelo granted Crown the exclusive sub-license to use certain Grupo Modelo brands and trademarks within the U.S., the District of Columbia and Guam. Payments made by Crown to Grupo Modelo under the sub-license agreement amounted to approximately $42.9 million for the three months ended March 31,

2013. Of the total amount of payments, $23.8 million relates to beer sales from the Brewery Business and as a result this amount has been eliminated from royalty income and cost of product sold in the unaudited condensed combined consolidated pro forma statement of income.

(d) Shared services

The Company has historically charged Crown for certain shared services including information technology, licensing, financial accounting, tax, administrative, legal and human resources. These charges were $1.7 million for the three months ended March 31, 2013. This amount was not eliminated from the unaudited condensed combined consolidated pro forma statement of income as it naturally offsets in selling, general and administrative expenses.

5. Pro forma adjustments

The following pro forma adjustments are included in the unaudited condensed combined consolidated pro forma statement of income:

(a) Sub-licensing agreement and profit sharing payments

The historical sub-licensing agreement and profit sharing payments have been eliminated as a part of the acquisition agreements. An adjustment to cost of product sold has therefore been included in the unaudited condensed combined consolidated pro forma statement of income to: (1) eliminate the remaining $19.1 million of the $42.9 million in total royalty payments made by Crown to Grupo Modelo for beer purchases from other Grupo Modelo breweries not forming a part of the transaction; and (2) eliminate the remaining $5.8 million of the $12.8 million in total profit sharing payments made by Crown to Grupo Modelo for beer purchases from other Grupo Modelo breweries.

(b) Beer Business Acquisition aggregate purchase price allocation

The aggregate purchase price of the Beer Business Acquisition and the estimated fair value of the Company’s preexisting 50% equity interest in Crown have been allocated to the separately identifiable assets acquired and the liabilities assumed based upon the estimated fair values of each as of the June 7, 2013 acquisition date as follows:

(in millions)
Cash	$106.8
Accounts receivable	193.7
Inventories	243.1
Prepaid expenses and other	103.9
Property, plant and equipment	698.9
Goodwill	3,715.8
Intangible assets	2,403.2
Other assets	0.3

Total assets acquired	7,465.7
Accounts payable	123.2
Accrued excise taxes	14.4
Other accrued expenses and liabilities	72.9
Deferred income taxes	66.4
Other liabilities	10.6

Total liabilities assumed	287.5

Total estimated fair value	7,178.2
Less—fair value of preexisting 50.0% equity interest in Crown	(1,845.0	)(ii)
Less—cash acquired	(106.8)

Aggregate purchase price	$5,226.4	(i)

i.	The aggregate purchase price of $5,226.4 million consists of cash paid at closing of $4,745.0 million, net of cash acquired of $106.8 million, plus the fair value of an additional purchase price for the finalization of the EBITDA of Grupo Modelo’s operations relating to the production profit on all sales of beer to Crown during 2012 (as defined in the stock purchase agreement) of $543.3 million, as well as additional estimated cash payments for certain working capital adjustments. During the year ended February 28, 2014, the Company recorded $26.5 million of acquisition-related transaction costs in selling, general and administrative expenses. The unaudited condensed combined consolidated pro forma statement of income has been adjusted to exclude these acquisition-related costs as they are nonrecurring amounts directly attributable to the transaction.

ii.	The Company has historically accounted for its investment in Crown under the equity method. Accordingly, the results of operations of Crown are included in equity in earnings of equity method investees in the Company’s consolidated statements of operations.

Based upon the Company’s acquisition of the remaining 50% interest in Crown and the resulting consolidation of the entire enterprise at estimated fair value, a gain of $1,642.0 million was recorded due to the remeasurement of the Company’s previous equity investment in Crown. The adjustment was made to exclude the gain in the unaudited condensed combined consolidated pro forma statement of income because it is a one-time, nonrecurring gain.

(in millions)
Fair value of preexisting equity interest	$1,845.0
Less: book value of preexisting equity interest, net of tax	(203.0)

Gain on preexisting equity interest	$1,642.0

The equity in earnings of equity method investees of $70.2 million for the year ended February 28, 2014 has been eliminated from the unaudited condensed combined consolidated pro forma statement of income.

The fair value allocated to the newly acquired definite-lived and indefinite-lived intangible assets is as follows:

	Estimated Fair Value	Estimated Remaining Useful Life
(in millions)
Definite-lived intangible assets:
Favorable interim supply agreement	$68.3	3 years
Customer relationships	22.5	25 years
Copyrights	6.5	2 years
Distribution agreement	0.4	1.6 years
Indefinite-lived perpetual right to use trademarks	2,305.5	Indefinite

Total	$2,403.2

The estimated fair value for the favorable interim supply agreement was determined using an income approach, specifically, the differential method. The amortization of the favorable interim supply agreement is based on the difference between the estimated fair value and the contract value under the interim supply agreement for the required volume of beer needed to fulfill the U.S. demand in excess of the Brewery Business’ capacity. The estimated fair value for the favorable interim supply agreement is to be amortized to cost of product sold as inventory purchased from the seller of the Brewery Business is ultimately sold to Crown customers. The estimated fair values for the customer relationships and the copyrights were determined using a cost approach. The estimated fair value for the distribution agreement was determined using an income approach. The estimated fair value for the perpetual right to use trademarks was determined using an income approach, specifically, the relief from royalty method.

The amortization related to the definite-lived intangible assets resulted in pro forma adjustments to the unaudited condensed combined consolidated pro forma statement of income of $7.5 million to cost of product sold for the favorable interim supply agreement and $1.1 million to selling, general and administrative expenses for the customer relationships, the copyrights and the distribution agreement.

The fair value allocated to the newly acquired property, plant and equipment is as follows:

	Estimated Fair Value	Estimated Remaining Useful Life
(in millions)
Land and land improvements	$25.8	15 to 32 years
Buildings and improvements	173.0	10 to 44 years
Machinery and equipment	470.3	3 to 35 years
Motor vehicles	3.3	3 to 7 years
Construction in progress	26.5	N/A

Total	$698.9

The estimated fair value of the property, plant and equipment was determined primarily using a cost approach. The depreciation related to the property, plant and equipment resulted in additional depreciation expense in the pro forma adjustments to the unaudited condensed combined consolidated pro forma statement of income of $0.4 million to cost of product sold and $0.2 million to selling, general and administrative expenses.

(c) Debt, interest and deferred financing costs

To reflect the debt-free terms of the purchase agreement, an adjustment has been made to eliminate the Brewery Business’ historical interest expense of $3.1 million.

The unaudited condensed combined consolidated pro forma statement of income was prepared based on actual sources of financing as of June 7, 2013 as follows:

•	$1,550.0 million from the issuance of senior notes in May 2013 with a weighted average fixed rate of 4.09%;

•	$1,500.0 million in European term loans with a weighted average variable rate of 2.56% under the Company’s second amendment and restatement of its senior credit facility;

•	$675.0 million in U.S. term loans with a variable rate of 2.19% under the Company’s second amendment and restatement of its senior credit facility;

•	$208.0 million in proceeds from borrowings under the Company’s then existing accounts receivable securitization facility with a variable rate of 1.19%;

•	$580.0 million in borrowings under the Company’s revolving facility under the Company’s second amendment and restatement of its senior credit facility with a variable rate of 2.19%; and

•	Approximately $232.0 million of cash on hand (inclusive of $13.0 million of borrowings under a subsidiary working capital facility with a variable rate of 1.94%).

To provide assurance of financing to fund the Beer Business Acquisition in the event the anticipated sources of funds for the Beer Business Acquisition were unavailable for any reason, the Company had entered into a bridge facility with affiliates of the underwriters. The Company did not borrow under the bridge facility. However, during the year ended February 28, 2014, the Company recorded $25.9 million of bridge facility commitment fees in selling, general and administrative expenses. The unaudited condensed combined consolidated pro forma statement of income has been adjusted to exclude these bridge facility commitment fees as they are nonrecurring amounts directly attributable to the transaction.

Adjustments have been made to the unaudited condensed combined consolidated pro forma statement of income to reflect the above financing as follows:

•

The Company incurred financing costs for the financing arrangements described above. The Company has used the effective interest rate method for the amortization of these costs to interest expense for the year ended February 28, 2014. An adjustment of $35.9 million was made to record additional interest and amortization of deferred financing costs to interest expense. Interest expense was estimated for the period using the interest rates noted above. A 1/8% increase or decrease in the interest rate associated with the sources of financing with a variable rate would impact the interest expense by $2.4 million.

•

The finalization of the EBITDA of Grupo Modelo’s operations relating to the production profit on all sales of beer to Crown during 2012 resulted in an additional purchase price for the Beer Business Acquisition of $558.0 million, consisting of the $543.3 million of fair value recorded at the date of acquisition plus imputed interest of $14.7 million. An adjustment $3.7 million was made to record additional imputed interest to interest expense related to this additional purchase price.

(d) Taxes

Adjustments to current income taxes have been recorded at the Company’s statutory rate of 35 percent and 30 percent for the Brewery Business. Crown’s income is taxed at the partner level. As a result, a pro forma adjustment has been recognized to tax affect all of Crown’s income using the Company’s statutory rate and the reversal of the tax expense recognized on the Company’s equity in earnings of investee in Crown that was eliminated. No adjustment to current income taxes was made for the gain on the remeasurement to fair value of the Company’s preexisting 50% equity interest in Crown as the gain was not taxable.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities under this prospectus, any of which may be issued as convertible or exchangeable debt securities. The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement or term sheet may relate. We will set forth the particular terms of the debt securities we offer in a prospectus supplement or term sheet. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement or term sheet. The following description of general terms relating to the debt securities and the indenture (which includes one or more supplemental indentures) under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement or term sheet regarding any particular issuance of debt securities. If there are differences between the applicable prospectus supplement or term sheet and this prospectus, the prospectus supplement or term sheet will control.

The debt securities will represent our unsecured general obligations, unless otherwise provided in the prospectus supplement or term sheet. If so provided in a prospectus supplement or term sheet, the debt securities will have the benefit of the guarantees from the guarantors. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make any funds available therefor, whether by dividends, loans or other payments, other than as expressly provided in the guarantees.

Our ability to service our indebtedness, including the debt securities, is dependent primarily upon the receipt of funds from our subsidiaries. The payment of dividends or the making of loans and advances to us by our subsidiaries may be subject to contractual, statutory and regulatory restrictions, and are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Further, any right we may have to receive assets of any of our subsidiaries upon liquidation or recapitalization of any such subsidiaries (and the consequent right of the holders of debt securities to participate in those assets) will be subject to the claims of our subsidiaries’ creditors. Even in the event that we are recognized as a creditor of a subsidiary, our claims would still be subject to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to our claim.

The debt securities will be issued under an indenture entered into with the guarantors and the trustee. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Except to the extent described in a prospectus supplement or term sheet, the indenture does not contain any covenants or restrictions that afford holders of the debt securities special protection in the event of a change of control or highly leveraged transaction.

The following is a summary of certain provisions of the debt securities that may be issued under the indenture, and is not complete. A description of such debt securities shall be contained in a prospectus supplement or term sheet. You should carefully read the provisions of particular debt securities we may issue and the indenture under which the debt securities are issued, including the definitions in those documents of certain terms and of those terms made a part of those documents by the Trust Indenture Act.

General

The indenture does not limit the aggregate principal amount of debt securities which may be issued under it and provides that debt securities may be issued in one or more series, in such form or forms, with such terms and up to the aggregate principal amount that we may authorize from time to time. The particular terms of the debt securities offered pursuant to any prospectus supplement or term sheet will be described in the prospectus supplement or term sheet. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any holder, for issuances of additional debt securities of that series.

Unless otherwise provided in the prospectus supplement or term sheet, debt securities may be presented for registration of transfer and exchange and for payment or, if applicable, for conversion or exchange at the office of the trustee.

The applicable prospectus supplement or term sheet will describe the following terms of any debt securities in respect of which this prospectus is being delivered (to the extent applicable to the debt securities):

(1) the title and designation of the debt securities of the series, and whether the debt securities are senior debt securities, senior subordinated debt securities or subordinated debt securities and, if senior subordinated or subordinated debt securities, the specific subordination provisions applicable thereto;

(2) the total principal amount of the debt securities of the series and any limit on the total principal amount;

(3) the price at which we will issue the debt securities of the series;

(4) the terms, if any, by which holders may convert the debt securities of the series into or for our common stock or other of our securities or property;

(5) if the debt securities of the series are convertible, any limitations on the ownership or transferability of the securities or property into which holders may convert the debt securities;

(6) the date or dates, or the method for determining the date or dates, on which we will be obligated to pay the principal of the debt securities of the series and the amount of principal we will be obligated to pay;

(7) the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, or the method by which the rate or rates will be determined;

(8) the date or dates, or the method for determining the date or dates, from which any interest will accrue on the debt securities of the series, the dates on which we will be obligated to pay any such interest, and the regular record dates, if any, for the determination of the persons to whom we will be obligated to pay such interest;

(9) the place or places where the principal of, and any premium, interest or other amounts payable (if any) on, the debt securities of the series will be payable or where the holders of the debt securities may surrender debt securities for conversion or transfer;

(10) any provisions relating to the issuance of the debt securities at an original issue discount;

(11) the period or periods during which, the price or prices (including any premium or other amount) at which, the currency or currencies in which, and the other terms and conditions upon which, we may redeem the debt securities of the series, at our option, if we have such an option;

(12) our obligations (if any) to redeem, repay or purchase debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of debt securities, and the price or prices at which, the period or periods within which and the terms and conditions upon which we will redeem, repay or purchase all or a portion of the debt securities of the series pursuant to that obligation;

(13) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities shall be issuable;

(14) any events of default in lieu of or in addition to those described in this prospectus and remedies relating to such events of default;

(15) if other than the trustee, the identity of each security registrar, transfer agent, paying agent or other agent for debt securities of the series;

(16) the currency or currencies in which we will sell the debt securities and in which principal of, and any premium, or interest or other amounts payable (if any) on, the debt securities of the series will be denominated and payable;

(17) whether the amount of payment of principal of, and any premium, or interest or other amounts payable (if any) on, the debt securities of the series may be determined with reference to an index, formula or other method and the manner in which the amounts will be determined;

(18) whether and under what circumstances we will pay any additional amounts on the debt securities to any holder who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if we will pay additional amounts, whether we will have the option, and on what terms to redeem the debt securities instead of paying the additional amounts;

(19) if receipt of certain certificates or other documents or satisfaction of other conditions will be necessary for any purpose, including, without limitation, as a condition to the issuance of the debt securities in definitive form (whether upon original issue or upon exchange of a temporary debt security), the form and terms of such certificates, documents or conditions;

(20) any other affirmative or negative covenant included for the benefit of the holders of the debt securities of the series;

(21) whether the debt securities will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such a global security and the circumstances under which any global security may be exchanged for debt securities registered in the name of, and under which any transfer of such global security may be registered in the name of, any person other than the depositary;

(22) whether the debt securities are defeasible;

(23) whether and the extent that the debt securities shall be guaranteed by the guarantors, the ranking of such guarantee, the terms of such subordination, if applicable, of any such guarantee and the form of any such guarantee;

(24) if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or provable in bankruptcy, or, if applicable, which is convertible;

(25) any proposed listing of the debt securities of the series on any securities exchange; and

(26) any other specific terms of the debt securities.

Unless otherwise indicated in the prospectus supplement or term sheet relating to the debt securities, principal of and any premium or interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at the office of the trustee at its principal office. However, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register. Any payment of principal and any premium or interest required to be made on an interest payment date, redemption date or at maturity which is not a business day need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the applicable date, and no interest shall accrue for the period from and after such date.

Unless otherwise indicated in the prospectus supplement or term sheet relating to debt securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Debt securities may be issued under the indenture for federal income tax purposes as Original Issue Discount Securities (as defined below). Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating to such securities. “Original Issue Discount Security” generally means any debt security that (i) is issued at a price lower than its principal amount (subject to a de minimus exception), (ii) does not require the payment of interest in cash or property (other than debt instruments of the issuer) at least annually throughout the term of the debt security or (iii) is issuable in exchange for property (including other debt instruments) and does not provide for adequate stated interest.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement or term sheet relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

No global security may be transferred except as a whole by a nominee of the depositary for such global security to the depositary or a nominee of the depositary and except in the circumstances described in the prospectus supplement or term sheet relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement or term sheet relating to such series.

Guarantees

In order to enable us to obtain more favorable interest rates and terms of payment of principal of, premiums (if any), other amounts (if any) and interest on the debt securities, the debt securities may (if so specified in the prospectus supplement or term sheet) be guaranteed, jointly and severally, by all of the guarantors pursuant to guarantees. Guarantees will not be applicable to or guarantee our obligations with respect to the conversion of the debt securities into shares of our capital stock or other securities. Each guarantee will be an unsecured obligation of each guarantor issuing such guarantee unless otherwise provided in the prospectus supplement or term sheet. The ranking of a guarantee and the terms of the subordination, if any, will be set forth in the prospectus supplement or term sheet.

The indenture provides that, in the event any guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the guarantor under such guarantee will be reduced to the maximum amount (after giving effect to all other contingent and other liabilities of such guarantor) permissible under the applicable fraudulent conveyance or similar law.

Consolidation, Merger, Sale or Conveyance

The indenture provides that we may consolidate with, or sell, convey or lease all or substantially all of our assets to, or merge with or into, any other corporation, if:

•

either we are the continuing corporation, or the successor corporation expressly assumes the due and punctual payment of the principal of and interest on all the debt securities outstanding under the indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed or observed by us; and

•

immediately after the merger or consolidation, or the sale, conveyance or lease, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing.

Modification of the Indenture

We and the trustee may modify the indenture with respect to the debt securities of any series, with or without the consent of the holders of debt securities, under certain circumstances to be described in a prospectus supplement or term sheet.

Satisfaction and Discharge of Indenture

We may terminate our obligations under the debt securities of any series, except for certain limited surviving obligations, if either all of the debt securities of such series have been delivered to the trustee for cancellation or the debt securities of such series mature within one year or may be called for redemption within one year and, among other things, we deposit with the trustee cash or appropriate government obligations sufficient for the payment of principal and interest on the debt securities of such series to maturity.

Defaults and Notice

The debt securities will contain events of default to be specified in the applicable prospectus supplement or term sheet, including, without limitation:

•

failure to pay the principal of, or premium, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration of acceleration or otherwise);

•	failure to make a payment of any interest on any debt security of such series when due and payable, which failure shall have continued for a period of 30 days;

•

our, or any guarantor’s, failure to perform or observe any other covenants or agreements in the indenture or in the debt securities of such series which failure shall have continued for a period of at least 90 days after written notice to us or the guarantors, as the case may be, by the trustee or to us and the trustee from the holders of not less than 25% of the aggregate principal amount of the then outstanding debt securities of such series;

•	certain events of bankruptcy, insolvency or reorganization of us; and

•

any guarantee of a guarantor that is a significant subsidiary in respect of such series of debt securities shall for any reason cease to be, or be asserted in writing by any guarantor thereof or us not to be, in full force and effect, and enforceable in accordance with its terms subject to certain exceptions.

If an event of default with respect to debt securities of any series shall occur and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately.

The indenture provides that, at any time after a declaration of acceleration with respect to the debt securities of any series as described in the preceding paragraph, the holders of a majority in principal amount of the then outstanding debt securities of such series may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing events of default with respect to the debt securities of such series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4) if the Company has paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances.

No such rescission shall affect any subsequent default or event of default or impair any right consequent thereto.

The indenture provides that the trustee will, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series.

The indenture contains a provision entitling the trustee to be offered reasonable indemnity by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

The right of a holder of debt securities of any series to institute a proceeding with respect to the indenture is subject to certain conditions including that the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, offer reasonable indemnity to the trustee and afford the trustee reasonable opportunity to act. Even so, the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due, to require conversion of debt securities if the indenture provides for convertibility at the option of the holder and to institute suit for the enforcement of such rights.

Concerning the Trustee

The prospectus supplement or term sheet with respect to particular debt securities will describe any relationship that we may have with the trustee for such debt securities.

Reports to Holders of Debt Securities

We intend to furnish to holders of debt securities all quarterly and annual reports that we furnish to holders of our common stock, and file such additional information, documents and reports as may be required by the rules and regulations prescribed from time to time by the Securities and Exchange Commission.

DESCRIPTION OF PREFERRED STOCK

Our board of directors is authorized to issue in one or more series, generally without stockholder approval, up to 1,000,000 shares of preferred stock, par value $.01 per share. Undesignated shares of preferred stock can be issued with such designations, preferences, qualifications, privileges, limitations, restrictions, options, voting powers (full or limited), conversion or exchange rights and other special or relative rights as the board of directors shall from time to time fix by resolution. Thus, unless a specific stockholder approval requirement applies and subject to any statutory or contractual or other limitations as to class rights or other matters that might apply, our board of directors could authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of holders of our common stock. The prospectus supplement or term sheet relating to a series of preferred stock will set forth the dividend, voting, conversion, exchange, repurchase and redemption rights, if applicable, the liquidation preference, and other specific terms of such series of preferred stock.

The description of certain provisions of the preferred stock set forth in any prospectus supplement or term sheet does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and the certificate of designations relating to each series of preferred stock. The applicable prospectus supplement or term sheet will describe the specific terms of any series of preferred stock being offered which may include:

•	the specific designation, number of shares, seniority and purchase price;

•	any liquidation preference per share;

•	any date of maturity;

•	any redemption, repayment or sinking fund provisions;

•	any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined);

•	any voting rights;

•	if other than the currency of the United States, the currency or currencies (including composite currencies) in which such preferred stock is denominated and in which payments will or may be payable;

•	the method by which amounts in respect of such series of preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

•

whether such series of preferred stock is convertible or exchangeable and, if so, the securities or rights into which it is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected;

•	the place or places where dividends and other payments on such series of preferred stock will be payable; and

•	any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

As described under “Description of Depositary Shares” below, we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest (to be specified in the prospectus supplement or term sheet relating to the particular series of preferred stock) in a share of the particular series of preferred stock issued and deposited with a depositary.

All shares of preferred stock offered by this prospectus, or issuable upon conversion, exchange or exercise of securities, will, when issued, be validly issued and fully paid and non-assessable.

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional shares of preferred stock rather than full shares of preferred stock, and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement or term sheet, of a share of the applicable series of preferred stock. The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share. The description set forth below and in any prospectus supplement or term sheet of certain provisions of the deposit agreement and of the depositary shares and depositary receipts is not complete. You should carefully review the prospectus supplement or term sheet and the form of deposit agreement and form of depositary receipts relating to each series of preferred stock.

General

We may, at our option, elect to have shares of any series of preferred stock be represented by depositary shares. The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement that we will enter with a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000. This bank or trust company will be considered the depositary. The prospectus supplement or term sheet relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of such series of preferred stock underlying such depositary share, to all the rights and preferences of such series of preferred stock underlying such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of such series of preferred stock described in the applicable prospectus supplement or term sheet.

Unless otherwise specified in the prospectus supplement or term sheet, a holder of depositary shares is not entitled to receive the shares of such series of preferred stock underlying the depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts. Definitive depositary receipts will thereafter be prepared without unreasonable delay.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the applicable series of preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the numbers of depositary shares owned by the holders on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled to such property, as nearly as practicable, in proportion to the number of depositary shares owned by the holder. However, if the depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to the holders. The amounts distributed by the depositary may be reduced by any amount required to be withheld by us or the depositary on account of taxes.

The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of preferred stock shall be made available to holders of depositary shares.

Conversion and Exchange

If any preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in the prospectus supplement or term sheet relating thereto, each record holder of depositary shares will have the right or obligation to convert or exchange such depositary shares pursuant to its terms.

Redemption of Depositary Shares

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of such series of preferred stock underlying the depositary shares. Whenever we redeem a series of preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of such series of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as we may determine.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption.

Voting

Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of a series of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such shares of preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for such series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of such series of preferred stock underlying such holder’s depositary shares. The depositary will endeavor, as practicable, to vote the number of shares of such series of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. If the depositary does not receive instructions from the holders of depositary shares, the depositary will abstain from voting the preferred stock that underlies these depositary shares.

Amendment of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the applicable series of preferred stock and any exchange or redemption of such series of preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

We, or at our option, the depositary, will forward to the holders of depositary shares all of our reports and communications which we are required to furnish to the holders of the series preferred stock represented by the depository receipts.

Neither we nor the depositary will be liable if we or the depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary share or preferred stock unless satisfactory indemnity has been furnished. Both we and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. We may terminate the deposit agreement or it may be terminated by the depositary if a period of 90 days expires after the depositary has delivered written notice to us of its election to resign and we have not appointed a successor depositary. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders of depositary receipts, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver the applicable series of preferred stock certificates, together with dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered prior to any such termination. Upon our request, the depositary will deliver to us all books, records, certificates evidencing the applicable series of preferred stock, depositary receipts and other documents relating to the subject matter of the deposit agreement.

DESCRIPTION OF COMMON STOCK

If we offer shares of Class A common stock, the prospectus supplement or term sheet will set forth the number of shares offered, the public offering price, information regarding our dividend history and Class A common stock prices as reflected on the New York Stock Exchange or other exchange that the Class A common stock is then listed, including a recent reported last sale price of the Class A common stock. Our authorized common stock currently consists of 377,000,000 shares, of which 322,000,000 shares are Class A common stock, par value $.01 per share, 30,000,000 shares are Class B common stock, par value $.01 per share and 25,000,000 shares are Class 1 common stock, $.01 par value per share.

The shares of Class A common stock offered by this prospectus will, when issued, be validly issued and fully paid and non-assessable, not subject to redemption and without preemptive or other rights to subscribe for or purchase any proportionate part of any new or additional issues of stock of any class or of securities convertible into stock of any class.

The following descriptions of our common stock and certain provisions of our Restated Certificate of Incorporation, as amended, and By-Laws, as amended and restated, are summaries and are not complete. You should carefully review the provisions of our Restated Certificate of Incorporation, as amended, and By-Laws, as amended and restated, and appropriate provisions of the Delaware General Corporation Law.

General

The rights of holders of Class A common stock and Class B common stock are identical except for voting, dividends and conversion rights. The rights of holders of Class 1 common stock are generally comparable to the rights of holders of Class B common stock except that shares of Class 1 common stock do not generally have voting rights and the circumstances under which shares of Class 1 common stock are convertible into shares of Class A common stock are limited.

Voting

Except as described below in connection with the election of directors and except where a separate class vote is required under Delaware law, the holders of Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of the stockholders. In the instances in which the holders of Class A common stock and Class B common stock vote together as a single class, the holders of Class A common stock are entitled to one vote per share and the holders of Class B common stock are entitled to 10 votes per share. Alternatively, in instances where the holders of Class A common stock and Class B common stock vote as separate classes, holders of both the Class A common stock and Class B common stock are entitled to one vote per share.

With respect to the election of directors at a meeting of stockholders, holders of Class A common stock, voting as a separate class, are entitled to elect one-fourth of the members of our board of directors (rounded up, if necessary, to the nearest whole number of directors). If the number of outstanding shares of Class B common stock is an amount equal to or greater than 12 1/2% of the aggregate number of outstanding shares of Class A common stock and Class B common stock, the holders of Class B common stock, voting as a separate class, are entitled to elect the remaining directors; otherwise, the holders of Class A common stock and Class B common stock, voting together as a single class, are entitled to elect the remaining directors (in which case the holders of Class A common stock are entitled to one vote per share and the holders of Class B common stock are entitled to 10 votes per share).

Holders of Class 1 common stock are not entitled to vote except that such holders are entitled to vote as a separate class on matters with respect to which a separate class vote of holders of Class 1 common stock is required by law and are entitled to vote with respect to any increase or decrease in the authorized number of shares of Class 1 common stock as a single class with the holders of Class A common stock and Class B common stock (in which case the holders of Class 1 common stock and Class A common stock are entitled to one vote per share and the holders of Class B common stock are entitled to ten votes per share).

Dividends

If we declare and pay a cash dividend on Class B common stock, we must declare and pay a cash dividend on Class 1 common stock in the same amount per share, and if we declare and pay a cash dividend on Class 1 common stock, we must declare and pay a cash dividend on Class B common stock in the same amount per share. In addition, if we pay a cash dividend on Class B common stock and Class 1 common stock, each share of Class A common stock will receive a cash dividend in an amount at least 10% greater than the amount of the cash dividend per share paid on Class B common stock and Class 1 common stock. Our board of directors may declare and pay a dividend on Class A common stock without paying any dividend on Class B common stock or Class 1 common stock. Our senior credit facility may restrict the payment of cash dividends on our common stock under certain circumstances. Any indentures for debt securities issued in the future, the terms of any preferred stock issued in the future and any credit agreements entered into in the future may also restrict or prohibit the payment of cash dividends on our common stock.

Conversion

Each share of Class B common stock is convertible into one fully paid and non-assessable share of Class A common stock at the option of the holder at any time. The shares of Class A common stock are not convertible into or exchangeable for shares of Class B common stock or any of our other securities. Each holder of a share of Class 1 common stock may convert shares of Class 1 common stock into shares of Class A common stock on a one-for-one basis; provided such conversion is permitted only if the holder immediately sells the Class A common stock acquired upon conversion in a market transaction or to an unrelated party in a bona fide private sale. The Company does not intend to list the Class 1 common stock on the New York Stock Exchange or any other exchange. A holder wishing to sell shares of Class 1 common stock may convert such shares of Class 1 common stock into shares of Class A common stock (which are currently listed on the New York Stock Exchange) immediately prior to a qualifying sale of the shares. The terms of the Class 1 common stock do not impose any transfer restrictions on shares of Class 1 common stock; however, shares of Class 1 common stock may be subject to restrictions on transfer imposed by applicable securities laws.

Other Provisions

Holders of Class A common stock, Class B common stock and Class 1 common stock are entitled to share pro rata in the distribution of our assets available for such purpose in the event of our liquidation, dissolution or winding up, after payment of, or provision for, creditors and distribution of, or provision for, preferential amounts and unpaid accumulated dividends to holders of preferred stock, if any. Holders of Class A common stock, Class B common stock and Class 1 common stock have no preemptive rights to subscribe for any additional securities of any class which we may issue, and there are no redemption provisions or sinking fund provisions applicable to any such classes, nor is the Class A common stock, Class B common stock and Class 1 common stock subject to calls or assessments.

Certain Statutory Provisions

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly held Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the time that such person became an interested stockholder, unless

•

prior to the time the interested stockholder becomes an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock; or

•

at or subsequent to the time the interested stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of the corporation’s stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes a merger, assets sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement or term sheet relating to such warrants.

General

We may issue warrants to purchase our Class A common stock, preferred stock, depositary shares, debt securities or any combination thereof. Warrants may be issued independently or together with other securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The particular terms of each issue of warrants, the warrant agreement relating to the warrants and the warrant certificates representing warrants will be described in the applicable prospectus supplement or term sheet. This description will include:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued, if any;

•	the designation and terms of the Class A common stock, preferred stock, depositary shares or debt securities for which the warrants are exercisable;

•	if applicable, the designation and terms of the other securities with which the warrants are issued, and the number of warrants issued with each share or unit of such other securities;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	if applicable, the date on and after which the warrants and the other securities will be separately transferable;

•

the number of shares of Class A common stock, preferred stock, depositary shares or the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the shares or debt securities may be purchased upon exercise;

•	anti-dilution provisions of the warrants, if any;

•

with respect to debt securities only, whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Modifications

The warrant agreement may be amended by us and the warrant agent, without the consent of the holder of any warrant certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained in the warrant agreement, or making any provisions in regard to matters or questions arising under the warrant agreement that we may deem necessary or desirable; provided, that the amendment may not adversely affect the interest of the holders of warrant certificates in any material respect.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

The following is a general description of the terms of the stock purchase contracts and stock purchase units we may issue from time to time. Particular terms of any stock purchase contracts and/or stock purchase units we offer will be described in the prospectus supplement or term sheet relating to such stock purchase contracts and/or stock purchase units.

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and we may sell to the holders, a specified number of shares of Class A common stock, preferred stock or depositary shares at a future date or dates. The price per share of Class A common stock, preferred stock or depositary shares may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

Stock purchase contracts may be issued separately or as a part of units (“stock purchase units”) consisting of a stock purchase contract and our debt securities or debt obligations of third parties, including U.S. Treasury securities, in each case securing holders’ obligations to purchase Class A common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

The applicable prospectus supplement or term sheet will describe the terms of any stock purchase contracts or stock purchase units. Certain material federal income tax considerations applicable to the stock purchase units and stock purchase contracts will be set forth in the prospectus supplement or term sheet relating thereto.

PLAN OF DISTRIBUTION

We may sell securities pursuant to this prospectus in any of four ways:

•	directly to purchasers;

•	through agents;

•	through dealers; or

•	through one or more underwriters or a syndicate of underwriters in an underwritten offering.

With respect to each offering of securities pursuant to this prospectus, among other information, the following will be set forth in, or may be calculated from the information set forth in, the related prospectus supplement or term sheet:

•	the terms of any offering, including the name or names of any underwriters, dealers or agents, the purchase price of such series of debt securities and the proceeds to us from such sale;

•	any underwriting discounts, selling commissions and other items constituting underwriters’, dealers’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or agents; and

•	any securities exchanges on which the securities of the series may be listed.

LEGAL OPINIONS

The validity of the securities offered by this prospectus will be passed upon by McDermott Will & Emery LLP. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements of Constellation Brands, Inc. and subsidiaries as of February 28, 2014 and February 28, 2013, and for each of the years in the three-year period ended February 28, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of February 28, 2014, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Crown Imports LLC incorporated in this prospectus by reference to Constellation Brands, Inc.’s Annual Report on Form 10-K for the year ended February 28, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The carve-out combined historical financial statements of the Piedras Negras Brewery Business incorporated in this prospectus by reference to Constellation Brands, Inc.’s Current Report on Form 8-K filed on April 30, 2013 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the significant related party transactions as described in Note 19 to such financial statements) of PricewaterhouseCoopers, S.C., independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by the Company in connection with the issuance and distribution of the Securities being registered:

SEC registration fee	$	*
Printing expenses		**
Fees and expenses of counsel		**
Fees and expenses of accountants		**
Trustees fees and expenses		**
Rating agency fees		**
Miscellaneous		**
Total	$	**

*	The filing fee is to be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15.	Indemnification of Directors and Officers.

The Delaware General Corporation Law (Section 102) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his/her fiduciary duty as a director, except in the case where the director breached his/her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s Restated Certificate of Incorporation, as amended (the “Restated Certificate”), contains a provision which eliminates directors’ personal liability as set forth above.

The Delaware General Corporation Law (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes a corporation to buy directors’ and officers’ liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

The Restated Certificate provides for indemnification to the fullest extent authorized by Section 145 of the Delaware General Corporation Law for directors, officers, and, if authorized by the Board of Directors, employees and agents of the Company, and also for persons who are serving at the request of the Company as directors, officers or employees of other corporations (including subsidiaries); provided that, with respect to proceedings initiated by such indemnitee (other than a proceeding brought to enforce a right to indemnification under the Restated Certificate as provided therein), indemnification shall be provided only if such proceedings were authorized by the Board of Directors. This right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise.

The Company maintains a directors’ and officers’ liability insurance and corporate reimbursement policy insuring directors and officers against loss arising from claims made arising out of the performance of their duties.

ITEM 16.	Exhibits.

Exhibit Number	Description of Exhibit

1*	Form of Underwriting Agreement

4.1	Indenture, dated as of April 17, 2012, by and among the Company, as Issuer, certain subsidiaries, as Guarantors and Manufacturers and Traders Trust Company, as Trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated April 17, 2012, filed April 23, 2012 and incorporated herein by reference)

4.1a	Supplemental Indenture No. 1, with respect to 6.0% Senior Notes due May 2022, dated as of April 17, 2012, among the Company, as Issuer, certain subsidiaries, as Guarantors, and Manufacturers and Traders Trust Company, as Trustee (filed as Exhibit 4.1.1 to the Company’s Current Report on Form 8-K dated April 17, 2012, filed April 23, 2012 and incorporated herein by reference)

4.1b	Supplemental Indenture No. 2, with respect to 4.625% Senior Notes due May 2022 (no longer outstanding), dated as of August 14, 2012, among the Company, as Issuer, certain subsidiaries, as Guarantors, and Manufacturers and Traders Trust Company, as Trustee (filed as Exhibit 4.1.1 to the Company’s Current Report on Form 8-K dated August 14, 2012, filed August 17, 2012 and incorporated herein by reference)

4.1c	Supplemental Indenture No. 3, with respect to 3.75% Senior Notes due May 2021, dated as of May 14, 2013, among the Company, as Issuer, certain subsidiaries, as Guarantors, and Manufacturers and Traders Trust Company, as Trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated May 14, 2013, filed May 16, 2013 and incorporated herein by reference)

4.1d	Supplemental Indenture No. 4, with respect to 4.25% Senior Notes due May 2023, dated as of May 14, 2013, among the Company, as Issuer, certain subsidiaries, as Guarantors, and Manufacturers and Traders Trust Company, as Trustee (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, dated May 14, 2013, filed May 16, 2013 and incorporated herein by reference)

4.1e	Supplemental Indenture No. 5, dated as of June 7, 2013, among the Company, Constellation Brands Beach Holdings, Inc., Crown Imports LLC, and Manufacturers and Traders Trust Company, as Trustee (filed as Exhibit 4.4 to the Company’s Current Report on Form 8-K, dated June 7, 2013, filed June 11, 2013 and incorporated herein by reference)

4.1f	Supplemental Indenture No. 6 dated as of May 28, 2014, among the Company, Constellation Marketing Services, Inc., and Manufacturers and Traders Trust Company, as Trustee (filed as Exhibit 4.21 to the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2014, filed July 10, 2014 and incorporated herein by reference)

4.2*	Form of Deposit Agreement, including form of depositary receipt

4.3*	Form of Warrant Agreement, including form of Warrant Certificate

4.4*	Form of Stock Purchase Contract, including form of Stock Purchase Unit

5**	Opinion of McDermott Will & Emery LLP

12	Statement of Computation of Ratio of Earnings to Fixed Charges. Incorporated by reference to Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2014, filed October 9, 2014

23.1**	Consent of McDermott Will & Emery LLP (included as part of Exhibit 5)

23.2**	Consent of KPMG LLP with respect to its reports regarding the consolidated financial statements of Constellation Brands, Inc. and the effectiveness of Constellation Brands, Inc.’s internal control over financial reporting

Exhibit Number	Description of Exhibit

23.3**	Consent of PricewaterhouseCoopers LLP with respect to its report regarding the financial statements of Crown Imports LLC

23.4**	Consent of PricewaterhouseCoopers, S.C. with respect to its report regarding the financial statements of the Piedras Negras Brewery Business

24.1**	Powers of Attorney (included on signature pages of this registration statement)

25**	Statement of Eligibility of Trustee on Form T-1 for the indenture filed as Exhibit 4.1, as supplemented by supplemental indentures filed as Exhibits 4.1(a) - (f), to this registration statement

*	To be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K.
**	Filed herewith.

ITEM 17.	Undertakings.

(a) The undersigned Registrants hereby undertake:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) that, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Victor, State of New York on October 14, 2014.

Constellation Brands, Inc.

By:	/s/ Robert Ryder

Name:	Robert Ryder
Title:	Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ryder, Thomas J. Mullin and Christopher Stenzel and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Constellation Brands, Inc.) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Sands	President and Chief Executive Officer (principal executive officer) and a Director	October 14, 2014
Robert Sands

/s/ Robert Ryder	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	October 14, 2014
Robert Ryder

/s/ Richard Sands	Chairman of the Board and a Director	October 14, 2014
Richard Sands

/s/ Jerry Fowden	Director	October 14, 2014
Jerry Fowden

/s/ Barry A. Fromberg	Director	October 14, 2014
Barry A. Fromberg

/s/ Robert L. Hanson	Director	October 14, 2014
Robert L. Hanson

Signature	Title	Date

/s/ Jeananne K. Hauswald	Director	October 14, 2014
Jeananne K. Hauswald

/s/ Ernesto M. Hernández	Director	October 14, 2014
Ernesto M. Hernández

/s/ James A. Locke III	Director	October 14, 2014
James A. Locke III

/s/ Judy A. Schmeling	Director	October 14, 2014
Judy A. Schmeling

/s/ Keith E. Wandell	Director	October 14, 2014
Keith E. Wandell

/s/ Mark Zupan	Director	October 14, 2014
Mark Zupan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Victor, State of New York on October 14, 2014.

ALCOFI INC.

By:	/s/ Christopher Stenzel

Name:	Christopher Stenzel
Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ryder, Thomas J. Mullin and Christopher Stenzel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of ALCOFI INC.) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Wright	President (principal executive officer)	October 14, 2014
John A. Wright

/s/ Robert Ryder	Vice President (principal financial officer and principal accounting officer) and a Director	October 14, 2014
Robert Ryder

/s/ F. Paul Hetterich	Director	October 14, 2014
F. Paul Hetterich

/s/ Thomas J. Mullin	Director	October 14, 2014
Thomas J. Mullin

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Victor, State of New York on October 14, 2014.

Constellation Beers Ltd.

By:	/s/ Christopher Stenzel

Name:	Christopher Stenzel
Title:	Vice President and Assistant Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ryder, Thomas J. Mullin and Christopher Stenzel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Constellation Beers Ltd.) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Sands	President and Chief Executive Officer (principal executive officer)	October 14, 2014
Robert Sands

/s/ Robert Ryder	Executive Vice President (principal financial officer and principal accounting officer) and a Director	October 14, 2014
Robert Ryder

/s/ F. Paul Hetterich	Director	October 14, 2014
F. Paul Hetterich

/s/ Thomas J. Mullin	Director	October 14, 2014
Thomas J. Mullin

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Victor, State of New York on October 14, 2014.

Constellation Brands Beach Holdings, Inc.

By:	/s/ Christopher Stenzel

Name:	Christopher Stenzel
Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ryder, Thomas J. Mullin and Christopher Stenzel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a manager, director and/or officer of Constellation Brands Beach Holdings, Inc.) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ F. Paul Hettrich	President (principal executive officer)	October 14, 2014
F. Paul Hettrich

/s/ Robert Ryder	Vice President (principal financial officer and principal accounting officer)	October 14, 2014
Robert Ryder

/s/ Perry R. Humphrey	Director	October 14, 2014
Perry R. Humphrey

/s/ Thomas J. Mullin	Director	October 14, 2014
Thomas J. Mullin

/s/ Christopher Stenzel	Director	October 14, 2014
Christopher Stenzel

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Victor, State of New York on October 14, 2014.

Constellation Brands SMO, LLC

By:	ALCOFI INC.
Its Sole Member

	By:	/s/ Christopher Stenzel

Name:	Christopher Stenzel
Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ryder, Thomas J. Mullin and Christopher Stenzel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a member, director and/or officer of Constellation Brands SMO, LLC or of its member) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ John A. Wright		President (principal executive officer)	October 14, 2014
John A. Wright

/s/ Robert Ryder		Vice President (principal financial officer and principal accounting officer)	October 14, 2014
Robert Ryder

ALCOFI INC.		Sole Member
By:	/s/ Christopher Stenzel		October 14, 2014
Name: Christopher Stenzel
Title: Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Victor, State of New York on October 14, 2014.

Constellation Brands U.S. Operations, Inc.

By:	/s/ Christopher Stenzel

Name:	Christopher Stenzel
Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ryder, Thomas J. Mullin and Christopher Stenzel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Constellation Brands U.S. Operations, Inc.) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Wright	President (principal executive officer) and a Director	October 14, 2014
John A. Wright

/s/ Robert Ryder	Vice President (principal financial officer and principal accounting officer) and a Director	October 14, 2014
Robert Ryder

/s/ Thomas J. Mullin	Director	October 14, 2014
Thomas J. Mullin

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Victor, State of New York on October 14, 2014.

Constellation Leasing, LLC

By:	/s/ Christopher Stenzel

Name:	Christopher Stenzel
Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ryder, Thomas J. Mullin and Christopher Stenzel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a manager, director and/or officer of Constellation Leasing, LLC) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Ryder	President (principal executive officer, principal financial officer and principal accounting officer) and a Manager	October 14, 2014
Robert Ryder

/s/ Thomas J. Mullin	Manager	October 14, 2014
Thomas J. Mullin

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Victor, State of New York on October 14, 2014.

Constellation Marketing Services, Inc.

By:	/s/ Christopher Stenzel

Name:	Christopher Stenzel
Title:	Vice President and Assistant Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ryder, Thomas J. Mullin and Christopher Stenzel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a manager, director and/or officer of Constellation Marketing Services, Inc.) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William F. Hackett	President (principal executive officer)	October 14, 2014
William F. Hackett

/s/ Robert Ryder	Vice President (principal financial officer and principal accounting officer) and a Director	October 14, 2014
Robert Ryder

/s/ Thomas J. Mullin	Director	October 14, 2014
Thomas J. Mullin

/s/ F. Paul Hetterich	Director	October 14, 2014
F. Paul Hetterich

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Victor, State of New York on October 14, 2014.

Constellation Services LLC

By:	/s/ Christopher Stenzel

Name:	Christopher Stenzel
Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ryder, Thomas J. Mullin and Christopher Stenzel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a manager, director and/or officer of Constellation Services LLC) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Sands	President (principal executive officer)	October 14, 2014
Robert Sands

/s/ Robert Ryder	Vice President (principal financial officer and principal accounting officer) and a Director	October 14, 2014
Robert Ryder

/s/ Thomas J. Mullin	Director	October 14, 2014
Thomas J. Mullin

/s/ F. Paul Hetterich	Director	October 14, 2014
F. Paul Hetterich

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Victor, State of New York on October 14, 2014.

Constellation Trading Company, Inc.

By:	/s/ Christopher Stenzel

Name:	Christopher Stenzel
Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ryder, Thomas J. Mullin and Christopher Stenzel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Constellation Trading Company, Inc.) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Perry Humphrey	President (principal executive officer) and a Director	October 14, 2014
Perry Humphrey

/s/ Robert Ryder	Vice President (principal financial officer and principal accounting officer)	October 14, 2014
Robert Ryder

/s/ Thomas J. Mullin	Director	October 14, 2014
Thomas J. Mullin

/s/ Christopher Stenzel	Director	October 14, 2014
Christopher Stenzel

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Victor, State of New York on October 14, 2014.

Crown Imports LLC

By:	/s/ Christopher Stenzel

Name:	Christopher Stenzel
Title:	Vice President and Assistant Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ryder, Thomas J. Mullin and Christopher Stenzel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a manager, director and/or officer of Crown Imports LLC) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William F. Hackett	President (principal executive officer) and a Director	October 14, 2014
William F. Hackett

/s/ Robert Ryder	Vice President (principal financial officer and principal accounting officer)	October 14, 2014
Robert Ryder

/s/ Thomas J. Mullin	Director	October 14, 2014
Thomas J. Mullin

/s/ Robert Sands	Director	October 14, 2014
Robert Sands

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Victor, State of New York on October 14, 2014.

Franciscan Vineyards, Inc.

By:	/s/ Christopher Stenzel

Name:	Christopher Stenzel
Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ryder, Thomas J. Mullin and Christopher Stenzel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Franciscan Vineyards, Inc.) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Wright	President (principal executive officer) and a Director	October 14, 2014
John A. Wright

/s/ Robert Ryder	Vice President (principal financial officer and principal accounting officer) and a Director	October 14, 2014
Robert Ryder

/s/ Thomas J. Mullin	Director	October 14, 2014
Thomas J. Mullin

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Victor, State of New York on October 14, 2014.

Robert Mondavi Investments

By:	/s/ Christopher Stenzel

Name:	Christopher Stenzel
Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ryder, Thomas J. Mullin and Christopher Stenzel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Robert Mondavi Investments) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Wright	President (principal executive officer)	October 14, 2014
John A. Wright

/s/ Robert Ryder	Vice President (principal financial officer and principal accounting officer)	October 14, 2014
Robert Ryder

/s/ Thomas J. Mullin	Director	October 14, 2014
Thomas J. Mullin

/s/ Perry R. Humphrey	Director	October 14, 2014
Perry R. Humphrey

/s/ Christopher Stenzel	Director	October 14, 2014
Christopher Stenzel

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Victor, State of New York on October 14, 2014.

The Hogue Cellars, Ltd.

By:	/s/ Christopher Stenzel

Name:	Christopher Stenzel
Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ryder, Thomas J. Mullin and Christopher Stenzel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of The Hogue Cellars, Ltd.) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Wright	President (principal executive officer) and a Director	October 14, 2014
John A. Wright

/s/ Robert Ryder	Vice President (principal financial officer and principal accounting officer) and a Director	October 14, 2014
Robert Ryder

/s/ Thomas J. Mullin	Director	October 14, 2014
Thomas J. Mullin

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1*	Form of Underwriting Agreement

4.1	Indenture, dated as of April 17, 2012, by and among the Company, as Issuer, certain subsidiaries, as Guarantors and Manufacturers and Traders Trust Company, as Trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated April 17, 2012, filed April 23, 2012 and incorporated herein by reference)

4.1a	Supplemental Indenture No. 1, with respect to 6.0% Senior Notes due May 2022, dated as of April 17, 2012, among the Company, as Issuer, certain subsidiaries, as Guarantors, and Manufacturers and Traders Trust Company, as Trustee (filed as Exhibit 4.1.1 to the Company’s Current Report on Form 8-K dated April 17, 2012, filed April 23, 2012 and incorporated herein by reference)

4.1b	Supplemental Indenture No. 2, with respect to 4.625% Senior Notes due May 2022 (no longer outstanding), dated as of August 14, 2012, among the Company, as Issuer, certain subsidiaries, as Guarantors, and Manufacturers and Traders Trust Company, as Trustee (filed as Exhibit 4.1.1 to the Company’s Current Report on Form 8-K dated August 14, 2012, filed August 17, 2012 and incorporated herein by reference)

4.1c	Supplemental Indenture No. 3, with respect to 3.75% Senior Notes due May 2021, dated as of May 14, 2013, among the Company, as Issuer, certain subsidiaries, as Guarantors, and Manufacturers and Traders Trust Company, as Trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated May 14, 2013, filed May 16, 2013 and incorporated herein by reference)

4.1d	Supplemental Indenture No. 4, with respect to 4.25% Senior Notes due May 2023, dated as of May 14, 2013, among the Company, as Issuer, certain subsidiaries, as Guarantors, and Manufacturers and Traders Trust Company, as Trustee (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, dated May 14, 2013, filed May 16, 2013 and incorporated herein by reference)

4.1e	Supplemental Indenture No. 5, dated as of June 7, 2013, among the Company, Constellation Brands Beach Holdings, Inc., Crown Imports LLC, and Manufacturers and Traders Trust Company, as Trustee (filed as Exhibit 4.4 to the Company’s Current Report on Form 8-K, dated June 7, 2013, filed June 11, 2013 and incorporated herein by reference)

4.1f	Supplemental Indenture No. 6 dated as of May 28, 2014, among the Company, Constellation Marketing Services, Inc., and Manufacturers and Traders Trust Company, as Trustee (filed as Exhibit 4.21 to the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2014, filed July 10, 2014 and incorporated herein by reference)

4.2*	Form of Deposit Agreement, including form of depositary receipt

4.3*	Form of Warrant Agreement, including form of Warrant Certificate

4.4*	Form of Stock Purchase Contract, including form of Stock Purchase Unit

5**	Opinion of McDermott Will & Emery LLP

12	Statement of Computation of Ratio of Earnings to Fixed Charges. Incorporated by reference to Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2014, filed October 9, 2014

23.1**	Consent of McDermott Will & Emery LLP (included as part of Exhibit 5)

23.2**	Consent of KPMG LLP with respect to its reports regarding the consolidated financial statements of Constellation Brands, Inc. and the effectiveness of Constellation Brands, Inc.’s internal control over financial reporting

23.3**	Consent of PricewaterhouseCoopers LLP with respect to its report regarding the financial statements of Crown Imports LLC

Exhibit Number	Description of Exhibit

23.4**	Consent of PricewaterhouseCoopers, S.C. with respect to its report regarding the financial statements of the Piedras Negras Brewery Business

24.1**	Powers of Attorney (included on signature pages of this registration statement)

25**	Statement of Eligibility of Trustee on Form T-1 for the indenture filed as Exhibit 4.1, as supplemented by supplemental indentures filed as Exhibits 4.1(a) - (f), to this registration statement

*	To be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K.
**	Filed herewith.